EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for the Fourth  Quarter and Year Ended December 31, 2016

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, Va., Feb. 15, 2017 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (NASDAQ:GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the fourth quarter and year ended December 31, 2016.  A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release.  All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.  For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K which can be retrieved from our website at www.GladstoneCommercial.com.

Summary Information (dollars in thousands, except per share data):

	As of and for the three months ended
	December 31, 2016		September 30, 2016		$ Change	% Change
Operating Data:
Total operating revenue	$22,009		$21,589		$420	1.9%
Total operating expenses	(13,733)		(15,172)	(2)	1,439	(9.5)%
Other expense, net	(5,981)		(6,490)		509	(7.8)%
Net income (loss) available (attributable)	$2,295		$(73)		$2,368	(3,243.8)%
Less: Dividends attributable to preferred stock	(2,353)		(2,002)		(351)	17.5%
Less: Dividends attributable to senior common stock	(254)		(254)		—	—%
Net loss attributable to common stockholders	$(312)		$(2,329)		$2,017	(86.6)%
Add: Real estate depreciation and amortization	9,720		9,459		261	2.8%
Add: Impairment charge	—		1,786		(1,786)	(100.0)%
Add: Loss on sale of real estate	—		24		(24)	—%
Less: Gain on sale of real estate	(266)		—		(266)	100.0%
Funds from operations available to common stockholders - basic	$9,142		$8,940		$202	2.3%
Add: Convertible senior common distributions	254		254		—	—%
Funds from operations available to common stockholders - diluted	$9,396		$9,194		$202	2.2%

Funds from operations available to common stockholders - basic	$9,142		$8,940		$202	2.3%
Add: Acquisition related expenses	(14)		149		(163)	(109.4)%
Add: Write-off of offering costs	—		58		(58)	(100.0)%
Core funds from operations available to common stockholders - basic	$9,128		$9,147		$(19)	(0.2)%
Add: Convertible senior common distributions	254		254		—	—%
Core funds from operations available to common stockholders - diluted	$9,382		$9,401		$(19)	(0.2)%

Share and Per Share Data:
Net loss attributable to common stockholders - basic & diluted	(0.01)		(0.10)		0.09	(90.0)%
FFO available to common stockholders - basic	0.38		0.38		—	—%
FFO available to common stockholders - diluted	0.38		0.38		—	—%
Core FFO available to common stockholders - basic	0.38		0.39		(0.01)	(2.6)%
Core FFO available to common stockholders - diluted	0.38		0.39		(0.01)	(2.6)%
Weighted average shares of common stock outstanding - basic	24,024,280		23,509,054		515,226	2.2%
Weighted average shares of common stock outstanding - diluted	24,824,397		24,309,170		515,227	2.1%
Cash dividends declared per common share	$0.375		$0.375		$—	—%

Financial Position
Real estate, before accumulated depreciation	$833,203	(1)	$812,166	(3)	$21,037	2.6%
Total assets	$851,742		$838,643		$13,099	1.6%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$509,395		$516,186		$(6,791)	(1.3)%
Total stockholders' and mezzanine equity	$310,620		$293,128		$17,492	6.0%
Properties owned	96	(1)	97	(3)	(1)	(1.0)%
Square feet owned	11,099,338	(1)	11,048,844	(3)	50,494	0.5%
Square feet leased	97.9%		97.7%		0.2%	0.2%

(1)  Includes two properties classified as held for sale of $11.5 million and 234,155 square feet.
(2)  Includes a $1.8 million impairment charge recognized on two of our five properties held for sale during the three months ended September 30, 2016.
(3)  Includes five properties classified as held for sale of $15.1 million and 325,875 square feet.

	As of and for the year ended
	December 31, 2016		December 31, 2015		$ Change	% Change
Operating Data:
Total operating revenue	$86,372		$83,766		$2,606	3.1%
Total operating expenses	(55,595)	(1)	(50,965)	(3)	(4,630)	9.1%
Other expense, net	(26,819)		(29,205)		2,386	(8.2)%
Net income	$3,958		$3,596		$362	10.1%
Less: Dividends attributable to preferred stock	(6,645)		(4,094)		(2,551)	62.3%
Less: Dividends attributable to senior common stock	(1,011)		(1,007)		(4)	0.4%
Net loss attributable to common stockholders	$(3,698)		$(1,505)		$(2,193)	145.7%
Add: Real estate depreciation and amortization	37,517		35,288		2,229	6.3%
Add: Impairment charge	2,016		622		1,394	224.1%
Less: Gain on sale of real estate	(242)		(1,538)		1,296	(84.3)%
Funds from operations available to common stockholders - basic	$35,593		$32,867		$2,726	8.3%
Add: Convertible senior common distributions	1,011		1,007		4	0.4%
Funds from operations available to common stockholders - diluted	$36,604		$33,874	(4)	$2,730	8.1%

Funds from operations available to common stockholders - basic	$35,593		$32,867		$2,726	8.3%
Add: Acquisition related expenses	261		622		(361)	(58.0)%
Add: Write-off of offering costs	263		206		57	27.7%
Core funds from operations available to common stockholders - basic	$36,117		$33,695		$2,422	7.2%
Add: Convertible senior common distributions	1,011		1,007		4	0.4%
Core funds from operations available to common stockholders - diluted	$37,128		$34,702	(4)	$2,426	7.0%

Share and Per Share Data:
Net loss attributable to common stockholders - basic & diluted	(0.16)		(0.07)		(0.09)	128.6%
FFO available to common stockholders - basic	1.53		1.55		(0.02)	(1.3)%
FFO available to common stockholders - diluted	1.53		1.54	(4)	(0.01)	(0.6)%
Core FFO available to common stockholders - basic	1.56		1.59		(0.03)	(1.9)%
Core FFO available to common stockholders - diluted	1.55		1.58	(4)	(0.03)	(1.9)%
Weighted average shares of common stock outstanding - basic	23,193,962		21,159,597		2,034,365	9.6%
Weighted average shares of common stock outstanding - diluted	23,994,078		21,942,554		2,051,524	9.3%
Cash dividends declared per common share	$1.50		$1.50		$—	—%

Financial Position
Real estate, before accumulated depreciation	$833,203	(2)	$782,276	(5)	$50,927	6.5%
Total assets	$851,742		$827,184	(6)	$24,558	3.0%
Mortgage notes payable, term preferred stock, term loan facility & line of credit, net	$509,395		$563,432	(6)	$(54,037)	(9.6)%
Total stockholders' and mezzanine equity	$310,620		$233,871		$76,749	32.8%
Properties owned	96	(2)	99	(5)	(3)	(3.0)%
Square feet owned	11,099,338	(2)	11,039,454	(5)	59,884	0.5%
Square feet leased	97.9%		97.4%		0.5%	0.5%

(1)  Includes a $2.0 million impairment charge recognized on seven of our properties during the year ended December 31, 2016.
(2)  Includes two properties classified as held for sale of $11.5 million and 234,155 square feet.
(3)  Includes a $0.6 million impairment charge recognized on our Dayton, Ohio property during the year ended December 31, 2015.
(4)  Diluted FFO available to common stockholders was not previously adjusted for the income impact of the assumed conversion of senior common stock, in accordance with ASC 260 ("Earnings per Share").
(5)  Includes one property classified as held for sale of $1.9 million and 59,894 square feet.
(6)  We adopted ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU-2015-03”) during the year ended December 31, 2016, which requires the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred financing cost. Balances as of December 31, 2015 have been retroactively adjusted.

Highlights of 2016:

  Acquired properties: Purchased three fully-occupied properties, comprised of an aggregate of approximately 0.3 million square feet of rental space, for $66.6 million, at a weighted average cap rate of 8.4%;
  Sold properties: Sold six properties located in non-core markets as part of our capital recycling strategy for $7.1 million, resulting in a net gain on sale of $0.2 million;
  Exited development financing: Received repayment of a $5.9 million mortgage note, and an exit fee sufficient to earn a 22% return on this investment;
  Issued debt: Borrowed $38.8 million in fixed rate mortgage debt at a weighted average interest rate of 4.7% for 10 year terms and borrowed $39.9 million in variable rate mortgage debt, at an interest rate equal to one month LIBOR plus a spread ranging from 2.35% to 2.75% for terms ranging from two to seven years;
  Repaid debt: Repaid $79.4 million in fixed rate mortgage debt with a weighted average interest rate of 6.1% with new variable rate debt and cash on hand;
  Leased vacant space: Leased 0.1 million of previously vacant space with lease terms ranging from five to eight years at three of our properties, resulting in two of these properties being fully occupied;
  Renewed leases: Renewed leases at four of our properties for terms ranging from one to five years;
  Expanded property: Entered into an expansion agreement at a property to expand the square footage of the space by 75,000 square feet. We will enter into a new 10 year lease with the tenant upon completion of the expansion;
  Filed Shelf Registration Statement: Filed new shelf registration statement with the U.S. Securities and Exchange Commission that was declared effective with capacity to raise $500 million;
  Issued preferred stock: Issued 2,273,725 shares of our newly created 7.00% Series D Preferred Stock in two separate registered direct placements, raising net proceeds of $54.7 million;
  Issued common stock: Issued 774,400 shares of our common stock in a registered direct placement, raising net proceeds of $13.9 million;
  Amended Common Stock ATM Program: Amended common stock ATM program with Cantor Fitzgerald to increase capacity to $160.0 million;
  Entered into New Preferred Stock ATM Programs: Entered into a $40.0 million Series A and B Preferred Stock ATM program with Cantor Fitzgerald and entered into a $50.0 million ATM program for our Series D Preferred Stock with Cantor Fitzgerald;
  Issued Stock under ATM Programs: Issued 1,622,751 shares of common stock for net proceeds of $28.0 million, 114,000 shares of Series B Preferred Stock for net proceeds of $2.8 million and 643,733 shares of our Series D Preferred Stock for net proceeds of $16.0 million;
  Added to the MSCI U.S. REIT Index (RMZ): Added to the MSCI U.S. REIT Index, which represents approximately 99% of the US equity REIT universe;
  Redeemed Series C Term Preferred Stock: Redeemed all $38.5 million of our remaining issued and outstanding 7.125% Series C Term Preferred Stock that was originally set to mature in January 2017; and
  Paid distributions: Paid monthly cash distributions for the year totaling $1.50 per share on our common stock, $1.9374996 per share on our Series A Preferred Stock, $1.875 per share on our Series B Preferred Stock, $1.133 per share on our Series C Term Preferred Stock, $1.0538 per share on our Series D Preferred Stock, and $1.05 per share on our senior common stock.

Fourth Quarter 2016 Results: Core FFO available to common shareholders for the quarter ended December 31, 2016 was $9.4 million, or $0.38 per share, a (0.2)% decrease when compared to the quarter ended September 30, 2016. Core FFO decreased primarily due to an increase in net property operating expenses, coupled with an increase in professional fees. This was partially offset by an increase in rental income from 2016 acquisitions and re-leased vacant space, decreased interest expense from refinancing mortgages at lower interest rates, and fully redeeming the Series C Term Preferred Stock.

2016 Results: Core FFO available to common stockholders for the year ended December 31, 2016, was $37.1 million, or $1.55 per share, a 7.0% increase when compared to the year ended December 31, 2015. Core FFO increased primarily due to the increase in rental income from 2016 acquisitions and re-leased vacant space, and decreased interest expense from refinancing mortgages at lower interest rates.

Net loss attributable to common stockholders for the three months and year ended December 31, 2016 was $(0.3) million and $(3.7) million, or $(0.01) and $(0.16) per share, respectively, compared to net loss attributable to common stockholders for the three months ended September 30, 2016 and year ended December 31, 2015 of $(2.3) million and $(1.5) million, or $(0.10) and $(0.07) per share, respectively. A reconciliation of Core FFO to net loss for the three months ended December 31, 2016 and September 30, 2016 and the years ended December 31, 2016 and 2015, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth in the Summary Information table above.

Subsequent to the end of the quarter:

  Sold Property: Completed the sale of our Franklin, New Jersey property for $12.8 million; and
  Declared distributions: Declared monthly cash distributions for January, February and March 2017 totaling $0.375 per share on our common stock, $0.4843749 per share on our Series A Preferred Stock, $0.46875 per share on our Series B Preferred Stock, $0.4375 per share on our Series D Preferred Stock and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Bob Cutlip: “Our financial results reflect stabilized revenues from our real estate investments made this year and our ability to lease previously vacant space and execute our capital recycling strategy. We continue to refinance maturing mortgage debt, and we have successfully negotiated lower interest rates, which has resulted in interest cost savings for the portfolio. We issued our Series D Preferred Stock to fully redeem our maturing Term Preferred Stock, which has bolstered our capital strategy with a reduced cost of capital. We have successfully exited 6 properties located in non-core markets, and have used the proceeds from these sales for acquisitions in our target secondary growth markets. Our success in issuing common and preferred equity in the second, third, and fourth quarters through direct placements and the ATM programs position us well for growth in 2017 with our limited lease expirations. While the fourth quarter common stock direct placement was temporarily dilutive, it was an efficient issuance at an opportune time that provided liquidity for upcoming acquisitions. We are extremely pleased with our activity, high occupancy, and consistency over the last several years, and we appreciate being recognized for our long term performance by being added to the MSCI U.S. REIT Index. We believe our same store rents should be stable and growing over the next three years, as we only have 4.4% of forecasted rental income expiring through 2019. We are looking forward to continued growth and success."

Conference Call: Gladstone Commercial will hold a conference call on Thursday February 16, 2017, at 8:30 a.m. EST to discuss its earnings results.  Please call (888) 734-0328 to enter the conference call.  An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through March 16, 2017.  To hear the replay, please dial (855) 859-2056 and use playback conference number 56202731. The live audio broadcast of the Company’s quarterly conference call will also be available on our website, www.GladstoneCommercial.com, and will also be archived and available for replay through April 16, 2017.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust that invests in net leased industrial and office real property and selectively makes long-term industrial and commercial mortgage loans.  Including payments through January 2017, Gladstone Commercial has paid 144 consecutive monthly cash distributions on its common stock.  Prior to paying distributions on a monthly basis, Gladstone Commercial paid 5 consecutive quarterly cash distributions. The company has also paid 132 consecutive monthly cash distributions on its Series A Preferred Stock, 123 consecutive monthly cash distributions on its Series B Preferred Stock and 8 consecutive monthly cash distributions on its Series D Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003.  Further information can be found at www.GladstoneCommercial.com.

About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstone.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments.  Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 15, 2017. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Gladstone Commercial Corporation
+1-703-287-5893